EXHIBIT 99.1
GoPro Announces First Quarter Results
Revenue of $134 million, at High-end of Guidance
Subscription and Service Revenue Up 4% Year-over-Year to $27 million

SAN MATEO, Calif., May 12, 2025 - GoPro, Inc. (NASDAQ: GPRO) announced financial results for its first quarter ended March 31, 2025, and posted management commentary, including forward-looking guidance, in the investor relations section of its website at https://investor.gopro.com.
“Our Q1 results reflect our commitment to reducing operating expenses, down 26% year-over-year, improving subscription ARPU, up 5% year-over-year, and further diversifying our supply chain, all of which position us to navigate an evolving market landscape throughout 2025,” said Brian McGee, GoPro's CFO and COO.
“Our teams are excelling as a more efficient organization and we believe the new products we have planned for the balance of 2025 and 2026 set us up for a return to growth in revenue and profitability,” said Nicholas Woodman, GoPro’s founder and CEO.
Q1 2025 Financial Results
•Revenue was $134 million, down 14% year-over-year.
•Sell-through was approximately 440,000 camera units, down 18% year-over-year.
•Subscription and service revenue increased 4% year-over-year to $27 million, primarily due to 5% ARPU growth from improving retention rates. GoPro subscriber count ended Q1 at 2.47 million, down 1% year-over-year.
•Revenue from the retail channel was $94 million, or 70% of total revenue and down 12% year-over-year. GoPro.com revenue, including subscription and service revenue, was $40 million, or 30% of total revenue and down 18% year-over-year.
•GAAP net loss was $47 million, or a $(0.30) loss per share, compared to a net loss of $339 million or $(2.24) loss per share, in the prior year period. The first quarter of 2024 net loss included the establishment of a valuation allowance of $295 million, or $(1.95) loss per share.
•Non-GAAP net loss was $19 million, or a $(0.12) loss per share, compared to non-GAAP net loss of $319 million, or $(2.11) per share, in the prior year period. The first quarter of 2024 net loss included the establishment of a valuation allowance of $295 million, or $(1.95) loss per share.
•GAAP and non-GAAP gross margin was 32.1% and 32.3%, respectively. This compares to GAAP and non-GAAP gross margin of 34.1% and 34.4%, respectively, in the prior year period.
•Adjusted EBITDA was negative $16 million compared to negative $29 million in the prior year period, a 46% improvement year-over-year.

Recent Business Highlights
•In January 2025, GoPro introduced an upgrade for its $199 entry-level HERO camera that enables much wider, more immersive video with a new 4K 4:3 aspect ratio video setting and in-app SuperView Digital Lens option.
•In February 2025, GoPro released an updated 360 mobile editing experience in its Quik App, featuring several new, easy-to-use features that make 360 editing MAX footage easier, and introduced a refreshed MAX 360-camera.

•In March 2025, GoPro launched a Limited Edition Polar White colorway bringing a fresh new look to its flagship HERO13 Black camera.
•In March 2025, GoPro released its Anamorphic Lens Mod for HERO13 Black, offering creators and filmmakers a small, affordable camera system for capturing cinematic, Hollywood-like video. Our new Anamorphic Lens Mod joins our previously released Ultra Wide Lens Mod, Macro Lens Mod and auto-detect ND Filters, which significantly enhance HERO13 Black’s versatility and performance.

Results Summary:

	Three months ended March 31,
($ in thousands, except per share amounts)	2025	2024	% Change
Revenue	$134,308	$155,469	(13.6)%
Gross margin
GAAP	32.1%	34.1%	(200) bps
Non-GAAP	32.3%	34.4%	(210) bps
Operating loss
GAAP	$(45,208)	$(41,413)	9.2%
Non-GAAP	$(18,660)	$(29,896)	(37.6)%
Net loss
GAAP	$(46,709)	$(339,088)	(86.2)%
Non-GAAP (1)	$(19,444)	$(319,357)	(93.9)%
Diluted net loss per share
GAAP	$(0.30)	$(2.24)	(86.6)%
Non-GAAP (1)	$(0.12)	$(2.11)	(94.3)%
Adjusted EBITDA	$(15,707)	$(29,301)	(46.4)%
(1)    In the second quarter of 2024, we revised the first quarter of 2024 income tax adjustment to exclude the establishment of a valuation allowance on United States federal and state deferred tax assets.

Conference Call
GoPro management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company’s financial results.
Prior to the start of the call, the Company will post Management Commentary on the “Events & Presentations” section of its investor relations website at https://investor.gopro.com. Management will make brief opening comments before taking questions.
To listen to the live conference call, please call +1 833-470-1428 (US) or +1 404-975-4839 (International) and enter access code 936610, approximately 15 minutes prior to the start of the call. A live webcast of the conference call will be accessible on the “Events & Presentations” section of the Company’s website at https://investor.gopro.com. A recording of the webcast will be available on GoPro’s website, https://investor.gopro.com, from approximately two hours after the call through August 10, 2025.
About GoPro, Inc. (NASDAQ: GPRO)
GoPro helps the world capture and share itself in immersive and exciting ways.
GoPro has been recognized as an employer of choice by both Outside Magazine and U.S. News & World Report for being among the best places to work. Open roles can be found on our careers page. For more information, visit GoPro.com.
Connect with GoPro on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro's blog, The Current. GoPro customers can submit their photos and videos to GoPro Awards for an opportunity to be featured on GoPro's social channels and receive gear and cash awards. Members of the press can access official logos and imagery on our press portal.
GoPro, HERO and their respective logos are trademarks or registered trademarks of GoPro, Inc. in the United States and other countries.
GoPro’s Use of Social Media
GoPro announces material financial information using the Company’s investor relations website, SEC filings, press releases, public conference calls and webcasts. GoPro may also use social media channels to communicate about the Company, its brand and other matters; these communications could be deemed material information. Investors and others are encouraged to review posts on Facebook, Instagram, LinkedIn, TikTok, X, YouTube, and GoPro's investor relations website and blog, The Current.
Note Regarding Use of Non-GAAP Financial Measures
GoPro reports gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and diluted net income (loss) per share in accordance with U.S. generally accepted accounting principles (GAAP) and on a non-GAAP basis. Additionally, GoPro reports non-GAAP adjusted EBITDA. Non-GAAP items exclude, where applicable, the effects of stock-based compensation, acquisition-related costs, restructuring and other related costs, gain on insurance proceeds, (gain) loss on extinguishment of debt, gain on the sale and license of intellectual property, goodwill impairment charges, and the tax impact of these items. When planning, forecasting, and analyzing gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss) and net income (loss) per share for future periods, GoPro does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for reconciling items which are inherently difficult to predict with reasonable accuracy. A reconciliation of preliminary GAAP to non-GAAP measures has been provided in this press release, and investors are encouraged to review the reconciliation.

Note on Forward-looking Statements
This press release may contain projections or other forward-looking statements within the meaning Section 27A of the Private Securities Litigation Reform Act. Words such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “should,” “will,” “plan” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. Forward-looking statements in this press release may include but are not limited to statements regarding our expectations for profitability, improved gross margin, revenue growth, subscription growth, and reduced operating expenses; product diversification, reduced product costs, supply chain diversification and the impact of tariffs on our business. These statements involve risks and uncertainties, and actual events or results may differ materially. Among the important factors that could cause actual results to differ materially from those in the forward-looking statements include the inability to achieve our revenue growth or profitability in the future, and if revenue growth or profitability is achieved, the inability to sustain it; the fact that an economic downturn or economic uncertainty in our key U.S. and international markets, inflation, and fluctuations in interest rates or currency exchange rates may adversely affect consumer discretionary spending and demand for our products; changes to trade agreements, trade policies, tariffs and import/export regulations which may negatively effect on our business and supply chain expenses; the fact that our goal to grow revenue and be profitable relies upon our ability to manage expenses and grow sales from our direct-to-consumer business, our retail partners, and distributors; our ability to acquire and retain subscribers; our reliance on third-party suppliers, some of which are sole-source suppliers, to provide services and components for our products which may be impacted due to supply shortages, long lead times or other service disruptions that may lead to increased costs due to the effects of global conflicts and geopolitical issues such as the ongoing conflicts in the Middle East, Ukraine or China-Taiwan relations; our ability to maintain the value and reputation of our brand and protect our intellectual property and proprietary rights; the risk that our sales fall below our forecasts, especially during the holiday season; the risk we fail to manage our operating expenses effectively, which may result in our financial performance suffering; the fact that our profitability depends in part on further penetrating our total addressable market, and we may not be successful in doing so; the risk we are able to reduce our operating expenses; the fact that we rely on sales of our cameras, mounts and accessories for substantially all of our revenue, and any decrease in the sales or change in sales mix of these products could harm our business; the risk that we may not successfully manage product introductions, product transitions, product pricing and marketing; our ability to achieve or maintain profitability if there are delays or issues in our product launches; the fact that a small number of retailers and distributors account for a substantial portion of our revenue and our level of business with them could be significantly reduced; our ability to attract, engage and retain qualified personnel; the impact of competition on our market share, revenue and profitability; the fact that we may experience fluctuating revenue, expenses and profitability in the future; risks related to inventory, purchase commitments and long-lived assets; the risk that we will encounter problems with our distribution system; the threat of a security breach or other disruption including cyberattacks; the concern that our intellectual property and proprietary rights may not adequately protect our products and services; the outcome of pending or future litigation and legal proceedings; and other factors detailed in the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024, which is on file with the Securities and Exchange Commission (SEC). These forward-looking statements speak only as of the date hereof or as of the date otherwise stated herein. GoPro disclaims any obligation to update these forward-looking statements.

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Operations
(unaudited)

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
Revenue	$134,308	$155,469
Cost of revenue	91,159	102,431
Gross profit	43,149	53,038

Operating expenses:
Research and development	29,557	44,612
Sales and marketing	23,258	35,146
General and administrative	16,942	14,693
Goodwill impairment	18,600	—
Total operating expenses	88,357	94,451
Operating loss	(45,208)	(41,413)
Other income (expense):
Interest expense	(797)	(674)
Other income, net	948	1,208
Total other income, net	151	534
Loss before income taxes	(45,057)	(40,879)
Income tax expense	1,652	298,209
Net loss	$(46,709)	$(339,088)

Basic and diluted net loss per share	$(0.30)	$(2.24)

Shares used to compute basic and diluted net loss per share	156,438	151,091

GoPro, Inc.
Preliminary Condensed Consolidated Balance Sheets
(unaudited)

(in thousands)	March 31, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$69,634	$102,811
Accounts receivable, net	76,687	85,944
Inventory	96,282	120,716
Prepaid expenses and other current assets	36,246	29,774
Total current assets	278,849	339,245
Property and equipment, net	7,759	8,696
Operating lease right-of-use assets	14,618	14,403
Goodwill	133,751	152,351
Other long-term assets	27,533	28,983
Total assets	$462,510	$543,678

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$54,809	$85,936
Accrued expenses and other current liabilities	78,471	110,769
Short-term operating lease liabilities	11,239	10,936
Deferred revenue	54,009	55,418
Short-term debt	118,363	93,208
Total current liabilities	316,891	356,267
Long-term taxes payable	13,270	11,621
Long-term operating lease liabilities	16,614	18,067
Other long-term liabilities	5,755	6,034
Total liabilities	352,530	391,989

Stockholders’ equity:
Common stock and additional paid-in capital	1,031,527	1,026,527
Treasury stock, at cost	(193,231)	(193,231)
Accumulated deficit	(728,316)	(681,607)
Total stockholders’ equity	109,980	151,689
Total liabilities and stockholders’ equity	$462,510	$543,678

GoPro, Inc.
Preliminary Condensed Consolidated Statements of Cash Flows
(unaudited)

	Three months ended March 31,
(in thousands)	2025	2024
Operating activities:
Net loss	$(46,709)	$(339,088)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	1,718	1,325
Non-cash operating lease cost	(215)	1,082
Stock-based compensation	5,370	8,770
Goodwill impairment	18,600	—
Deferred income taxes, net	103	296,775
Other	106	651
Net changes in operating assets and liabilities	(36,159)	(67,918)
Net cash used in operating activities	(57,186)	(98,403)

Investing activities:
Purchases of property and equipment, net	(1,305)	(964)
Maturities of marketable securities	—	24,000
Acquisition, net of cash acquired	—	(12,308)
Net cash provided by (used in) investing activities	(1,305)	10,728

Financing activities:
Proceeds from issuance of common stock	374	1,379
Taxes paid related to net share settlement of equity awards	(503)	(1,977)
Proceeds from borrowings	25,000	—
Net cash provided by (used in) financing activities	24,871	(598)

Effect of exchange rate changes on cash and cash equivalents	443	(777)
Net change in cash and cash equivalents	(33,177)	(89,050)
Cash and cash equivalents at beginning of period	102,811	222,708
Cash and cash equivalents at end of period	$69,634	$133,658

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures

To supplement our unaudited selected financial data presented on a basis consistent with GAAP, we disclose certain non-GAAP financial measures, including non-GAAP gross profit, gross margin percentage, operating expenses, operating income (loss), other income (expense), tax expense (benefit), net income (loss), diluted net income (loss) per share and adjusted EBITDA. We also provide forecasts of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income (expense), non-GAAP tax expense (benefit), non-GAAP net income (loss) and non-GAAP diluted net income (loss) per share. We use non-GAAP financial measures to help us understand and evaluate our core operating performance and trends, to prepare and approve our annual budget, and to develop short-term and long-term operational plans. Our management uses and believes that investors benefit from referring to these non-GAAP financial measures in assessing our operating results. These non-GAAP financial measures should not be considered in isolation from, or as an alternative to, the measures prepared in accordance with GAAP, and are not based on any comprehensive set of accounting rules or principles. We believe that these non-GAAP measures, when read in conjunction with our GAAP financials, provide useful information to investors by facilitating:
•the comparability of our on-going operating results over the periods presented;
•the ability to identify trends in our underlying business; and
•the comparison of our operating results against analyst financial models and operating results of other public companies that supplement their GAAP results with non-GAAP financial measures.
These non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with our results of operations as determined in accordance with GAAP. Some of these limitations are:
•adjusted EBITDA does not reflect income tax expense (benefit), which may change cash available to us;
•adjusted EBITDA does not reflect interest income (expense), which may reduce cash available to us;
•adjusted EBITDA excludes depreciation and amortization and, although these are non-cash charges, the property and equipment being depreciated and amortized often will have to be replaced in the future, and adjusted EBITDA does not reflect any cash capital expenditure requirements for such replacements;
•adjusted EBITDA excludes the amortization of point of purchase (POP) display assets because it is a non-cash charge, and is treated similarly to depreciation of property and equipment and amortization of acquired intangible assets;
•adjusted EBITDA and non-GAAP net income (loss) exclude restructuring and other related costs which primarily include severance-related costs, stock-based compensation expenses, manufacturing consolidation charges, facilities consolidation charges recorded in connection with restructuring actions, including right-of-use asset impairment charges (if applicable), and the related ongoing operating lease cost of those facilities recorded under ASC 842, Leases. These expenses do not reflect expected future operating expenses and do not contribute to a meaningful evaluation of current operating performance or comparisons to the operating performance in other periods;
•adjusted EBITDA and non-GAAP net income (loss) exclude stock-based compensation expense related to equity awards granted primarily to our workforce. We exclude stock-based compensation expense because we believe that the non-GAAP financial measures excluding this item provide meaningful supplemental information regarding operational performance. In particular, we note that companies calculate stock-based compensation expense for the variety of award types that they employ using different valuation methodologies and subjective assumptions. These non-cash charges are not factored into our internal evaluation of non-GAAP net income (loss) as we believe their inclusion would hinder our ability to assess core operational performance;
•adjusted EBITDA and non-GAAP net income (loss) excludes a gain on insurance proceeds because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains vary;
•adjusted EBITDA and non-GAAP net income (loss) excludes any gain or loss on the extinguishment of debt because it is not reflective of ongoing operating results in the period, and the frequency and amount of such gains and losses vary;

•adjusted EBITDA and non-GAAP net income (loss) excludes goodwill impairment charges as they do not reflect ongoing operating results in the period and hinders our ability to assess core operational performance;
•non-GAAP net income (loss) excludes acquisition-related costs including the amortization of acquired intangible assets (primarily consisting of acquired technology), the impairment of acquired intangible assets (if applicable), as well as third-party transaction costs incurred for legal and other professional services. These costs are not factored into our evaluation of potential acquisitions, or of our performance after completion of the acquisitions because these costs are not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such costs vary significantly based on the timing and magnitude of our acquisition transactions and the maturities of the businesses being acquired. Although we exclude the amortization of acquired intangible assets from our non-GAAP net income (loss), management believes that it is important for investors to understand that such intangible assets were recorded as part of purchase accounting and can contribute to revenue generation;
•non-GAAP net income (loss) excludes a gain on the sale and/or license of intellectual property. This gain is not related to our core operating performance or reflective of ongoing operating results in the period, and the frequency and amount of such gains are inconsistent;
•non-GAAP net income (loss) includes income tax adjustments which reflect the current and deferred income tax expense (benefit) and the effect of non-GAAP adjustments. In the second quarter of 2024, we revised the first quarter of 2024 income tax adjustment to exclude the establishment of a valuation allowance on the United States federal and state deferred tax assets;
•GAAP and non-GAAP net income (loss) per share includes the dilutive, tax effected cash interest expense associated with our 2025 Notes in periods of net income, as if converted at the beginning of the period; and
•other companies may calculate these non-GAAP financial measures differently than we do, limiting their usefulness as comparative measures.

GoPro, Inc.
Reconciliation of Preliminary GAAP to Non-GAAP Financial Measures
(unaudited)

Reconciliations of non-GAAP financial measures are set forth below:

	Three months ended March 31,
(in thousands, except per share data)	2025	2024
GAAP net loss	$(46,709)	$(339,088)
Stock-based compensation:
Cost of revenue	248	415
Research and development	2,820	4,265
Sales and marketing	882	1,744
General and administrative	1,420	2,346
Total stock-based compensation	5,370	8,770

Acquisition-related costs:
Research and development	469	156
General and administrative	3	681
Total acquisition-related costs	472	837

Restructuring and other costs:
Cost of revenue	(13)	—
Research and development	591	866
Sales and marketing	385	467
General and administrative	1,143	577
Total restructuring and other costs	2,106	1,910

Gain on insurance recovery	(424)	—
Goodwill impairment	18,600	—
Income tax adjustments (1)	1,141	8,214
Non-GAAP net loss	$(19,444)	$(319,357)

GAAP and non-GAAP shares for diluted net loss per share	156,438	151,091

GAAP diluted net loss per share	$(0.30)	$(2.24)
Non-GAAP diluted net loss per share	$(0.12)	$(2.11)
(1)     In the second quarter of 2024, we revised the first quarter of 2024 income tax adjustment to exclude the establishment of a valuation allowance on United States federal and state deferred tax assets.

	Three months ended March 31,
(dollars in thousands)	2025	2024
GAAP gross margin as a % of revenue	32.1%	34.1%
Stock-based compensation	0.2	0.3
Non-GAAP gross margin as a % of revenue	32.3%	34.4%

GAAP operating expenses	$88,357	$94,451
Stock-based compensation	(5,122)	(8,355)
Acquisition-related costs	(472)	(837)
Restructuring and other costs	(2,119)	(1,910)
Goodwill impairment	(18,600)	—
Non-GAAP operating expenses	$62,044	$83,349

GAAP operating loss	$(45,208)	$(41,413)
Stock-based compensation	5,370	8,770
Acquisition-related costs	472	837
Restructuring and other costs	2,106	1,910
Goodwill impairment	18,600	—
Non-GAAP operating loss	$(18,660)	$(29,896)

	Three months ended March 31,
(in thousands)	2025	2024
GAAP net loss	$(46,709)	$(339,088)
Income tax expense	1,652	298,209
Interest expense (income), net	248	(1,289)
Depreciation and amortization	1,718	1,325
POP display amortization	1,732	862
Stock-based compensation	5,370	8,770
Gain on insurance recovery	(424)	—
Goodwill impairment	18,600	—
Restructuring and other costs	2,106	1,910
Adjusted EBITDA	$(15,707)	$(29,301)

# # # # #

Investor Contact
investor@gopro.com

Media Contact
pr@gopro.com